March 24, 1998






To Each Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of BOK Financial Corporation which will be held this year in the Green Room on the ninth floor of the Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma on Tuesday, April 28, 1998, at 11:00 a.m. local time. Accompanying this letter is the formal Notice of the meeting and proxy material.

         Also enclosed is our Annual Report to Shareholders, covering the fiscal year ended December 31, 1997.

         We look forward to seeing you at the meeting.





                                   Sincerely,


                                        /s/George B. Kaiser
                                        ---------------------------------------
                                         George B. Kaiser, Chairman of the
                                         Board of Directors

                                        /s/Stanley A. Lybarger
                                        ---------------------------------------
                                         Stanley A. Lybarger, President and
                                         Chief Executive Officer

                            BOK Financial Corporation
                             Bank of Oklahoma Tower
                              Tulsa, Oklahoma 74172

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To be held on April 28, 1998


To Each Shareholder:

         Notice is hereby given that the Annual Meeting of Shareholders of BOK Financial Corporation, an Oklahoma corporation, will be held in the Green Room on the ninth floor of the Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma on Tuesday, April 28, 1998, at 11:00 a.m. local time, for the following purposes:

         1.       To fix the number of directors  to be elected at  twenty-eight
                  (28) and to elect twenty-eight (28) persons as directors for a term of one year or until their successors have been elected and qualified; and,

         2. To transact such other business as may properly be brought before the Annual Meeting or any adjournment or adjournments thereof.

         The meeting may be adjourned from time to time and, at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to shareholders unless required by the Bylaws.

         The holders of Common Stock of record at the close of business on March 13, 1998 shall be entitled to receive notice of, and to vote at, the Annual Meeting.

         We hope that you will be able to attend this meeting, but all shareholders, whether or not they expect to attend the meeting, are requested to complete, date and sign the enclosed proxy and return it in the enclosed envelope as promptly as possible. You may revoke your proxy at any time before the meeting (i) by delivering a written revocation or (ii) by attending the meeting and voting in person.


                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              Frederic Dorwart, Secretary

DATE: March 24, 1998

ALL of the shareholders are cordially invited to attend the meeting. Please complete, date, sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may then vote in person even if you have returned the proxy.

                            BOK FINANCIAL CORPORATION

                                 PROXY STATEMENT

                            BOK FINANCIAL CORPORATION
                             Bank of Oklahoma Tower
                              Tulsa, Oklahoma 74172


                         ANNUAL MEETING OF SHAREHOLDERS

                                 April 28, 1998

         This Proxy Statement is furnished in connection with the Annual Meeting of Shareholders of BOK Financial Corporation (herein sometimes called "BOK Financial", "BOKF" or the "Company") to be held on Tuesday, April 28, 1998, at 11:00 a.m. local time in the Green Room on the ninth floor of the Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma. This Proxy Statement will be mailed on or about March 24, 1998 to holders of record of Common Stock as of the close of business on March 13, 1998.

         The enclosed proxy for the Annual Meeting of Shareholders is being solicited by the Company's Board of Directors and is revocable at any time prior to the exercise of the powers conferred thereby. The cost of soliciting the proxies in the enclosed form will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph, and by banks, brokerage houses and other institutions. Nominees or fiduciaries will be requested to forward the solicitation material to their principals and to obtain authorization for the execution of proxies. The Company may, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy materials to their principals.

         Unless otherwise directed in the accompanying form of proxy, the persons named in the proxy will vote FOR the election of the twenty-eight (28) director nominees. As to any other business which may properly come before the meeting, they will vote in accordance with their best judgment. The Company does not presently know of any other such business.

                                  ANNUAL REPORT

         The Company's Annual Report to Shareholders, covering the fiscal year ended December 31, 1997, including audited financial statements, is enclosed. No parts of the Annual Report are incorporated in this Proxy Statement or are deemed to be a part of the material for the solicitation of proxies.

                       VOTING SECURITIES AND REQUIRED VOTE

         The Board of Directors of the Company has fixed the close of business on March 13, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On March 1, 1998, the Company had outstanding approximately 21,930,457 shares of Common Stock entitled to vote. Each outstanding share of Common Stock entitles the holder to one vote. The presence in person or by proxy of the holders of one-third of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. The vote of a majority of the shares present at the meeting, in person or by proxy, is necessary to elect directors. George B. Kaiser (herein sometimes called "Kaiser") currently owns approximately 78.3% of the outstanding Common Stock and plans to vote in person at the meeting.

                              ELECTION OF DIRECTORS

         Twenty-eight (28) persons have been nominated for election to the Board of Directors to serve until the next Annual Meeting or until their successors are elected and have been qualified. The twenty-eight (28) nominees consist of twenty-three (23) persons currently serving as directors of the Company and five
(5) new nominees. If at the time of the Annual Meeting any of the nominees is unwilling or unable to serve, all proxies received will be voted in favor of the remainder of those nominated and for such substitute nominees, if any, as shall be designated by the Board and nominated by any of the proxies named in the enclosed proxy form. Management is unaware of any nominee who will decline or be unable to serve.

         There are no family relationships by blood, marriage or adoption between any director or executive officer of the Company and any other director or executive officer of the Company.

         Certain information concerning the nominees to the Board of Directors of the Company is set forth below based on information supplied by the nominees. All information is as of March 1, 1998. All references in this Proxy Statement to "BOk" or the "Bank" shall mean Bank of Oklahoma, National Association, the principal bank subsidiary of BOK Financial Corporation.


                                        Principal Occupation, Business                               First Year
                                      Experience During Last 5 Years, and                             Became A
     Name               Age       Directorships of Other Public Companies                             Director
--------------------    ----     -------------------------------------------------------------       ----------

W. Wayne Allen          61       Chairman,  Chief  Executive  Officer and director of Phillips           1992
                                 Petroleum Company  (diversified  company primarily engaged in oil and gas exploration,  production,  refining and marketing
                                 and   pipeline    system    operations    domestically    and
                                 internationally);  previously,  Member, Board of Directors of
                                 Federal Reserve Bank of Kansas City, 1993-1995.

Keith E. Bailey         55       Chairman  of  the  Board,  President,   and  Chief  Executive           1992
                                 Officer of The Williams Companies,  Inc. (diversified company
                                 primarily   engaged  in   pipeline   and   telecommunications
                                 activities);  Director,  Transco  Energy Co.;  Director,  The
                                 Williams  Foundation,  Apco  Argentina  Inc.,  and  Northwest
                                 Pipeline   Corp.;   previously,   Executive  Vice  President,
                                 Finance and Administration and Chief Financial Officer.


 James E. Barnes         64      Chairman of the Board,  President and Chief Executive Officer          1991
                                 of  MAPCO  Inc.  (diversified  energy  company  with  primary operations  in  pipelines,  petroleum  products,  natural gas liquids,  coal and liquid plant foods).  Mr. Barnes is also a director of Kansas City  Southern  Industries,  Inc.  and SBC
                                 Communications, Inc.

 Sharon J. Bell          46      Attorney   and  Managing   Partner,   Rogers  and  Bell  (law          1993
                                 partnership);   Trustee  and  General   Counsel,   Chapman  -
                                 McFarlin Interests;  formerly a Director and President of Red
                                 River Oil Company (oil and gas exploration and development).

Glenn A. Cox            68       Retired in December 1991 as President and Chief Operating              1991
                                 Officer  of  Phillips Petroleum  Company (diversified  company
                                 primarily   engaged in oil and gas exploration, production,
                                 refining  and  marketing  and  pipeline   system   operations
                                 domestically   and   internationally).   Mr. Cox  is  also  a
                                 director of Helmerich & Payne, Inc., The Williams  Companies,
                                 Inc. and Union Texas Petroleum Holdings, Inc.

Robert H. Donaldson     54       Professor and former President,  University of Tulsa,  Tulsa,          1995
                                 Oklahoma.

William E. Durrett      67       Chairman of the Board,  President and Chief Executive Officer          1991
                                 of   American   Fidelity   Corporation   (insurance   holding
                                 company),  and of  American  Fidelity  Assurance  Company  (a
                                 registered   investment  advisor).   Mr. Durrett  is  also  a
                                 director of  Oklahoma  Gas & Electric  Company  and  Oklahoma
                                 Healthcare Corporation.

James O. Goodwin        58       Chief  Executive Officer, The Oklahoma Eagle Publishing Co.;           1995
                                 Sole Proprietor, Goodwin & Goodwin Law Firm.

V. Burns Hargis         52       Vice Chairman, BOk; formerly Attorney and Of Counsel to the            1993
                                  Law Firm of  McAfee & Taft (Oklahoma City, Oklahoma).

E. Carey Joullian, IV   37       President,   Mustang  Fuel   Corporation  and   Subsidiaries;          1995
                                 President and Manager, Joullian & Co., L.C.

George B. Kaiser        55       Chairman  of the Board of BOK  Financial  and BOk;  President          1990
                                 and  principal  owner  of  Kaiser-Francis  Oil  Company,   an
                                 independent oil and gas exploration and development company.

Robert J. LaFortune     71       Self-employed   in  investment  and  management  of  personal          1993
                                 financial  holdings.  Mr. LaFortune is also a director of The
                                 Williams Companies, Inc.

Philip C. Lauinger, Jr. 62       Chairman and Chief Executive  Officer of Lauinger  Publishing          1991
                                 Company   (investment  and  advisory   services  to  business
                                 publishing industry);  previously,  Chairman of the Board and
                                 Chief Executive Officer of PennWell  Publishing Co. (privately held magazine, book and technical journal publishing company).

David R. Lopez          46       President - Oklahoma  Southwestern  Bell  Telephone  Company,          1996
                                 Oklahoma City; previously,  Senior Officer, Southwestern Bell
                                 Telephone Company, Austin, Texas.

Stanley A. Lybarger     48        President  and Chief  Executive  Officer of BOK Financial and         1991
                                 BOk;  previously  President  of BOk  Oklahoma  City  Regional
                                 Office   and   Executive   Vice   President   of   BOk   with
                                 responsibility for corporate banking.

 John L. Massey          63      Chairman of the Board,  Durant Bank and Trust Company,  First          Nominee
                                 United  Bank  of  Holdenville,   Durant  Enterprises,   Inc.;
                                 Chairman,  Oklahoma  Small  Business  Administration,   Small
                                 Business Development Center.

Frank A. McPherson       64      Retired Chairman of the Board and Chief Executive  Officer of          1996
                                 Kerr-McGee Corporation (1983-1997); Member, Board of Directors,
                                 Tri-Continental Corporation, Seligman Quality Fund, Inc.,
                                 Seligman Select Municipal Fund,  Inc., and Seligman Group of
                                 Mutual Funds, Mapco, Inc.

Steven E. Moore         51       Chairman,  President  and  Chief  Executive  Officer  of  OGE          Nominee
                                 Energy   Corp.   which  is  the  holding   company  for  OG&E
                                 Electrical Services,  Enogex Inc. and Origen, Inc.; Director,
                                 Oklahoma City Chamber of Commerce,  Oklahoma State Chamber of
                                 Commerce, Edison Electric Institute.

J. Larry Nichols        55       President,   Chief  Executive  Officer  and  Director,  Devon          1997
                                 Energy   Corporation;   Director  and  Officer,   Independent
                                 Petroleum   Association   of  America,   Domestic   Petroleum
                                 Counsel;   Board  of  Governors,   American  Stock  Exchange;
                                 Director,    Smedvig    asa,   CMI    Corporation,    Caribou
                                 Communications Company.

Robert L. Parker        74       Chairman  and  Director,  Parker  Drilling  Co.  (oil and gas          1991
                                 drilling contractor);  Director of Weatherford-Enterra Corp.,
                                 MAPCO Inc.,  Clayton Williams  Energy,  Inc. and Norwest Bank
                                 of Texas-Kerrville.

James W. Pielsticker    59       President, Arrow Trucking Co.                                          1996

E. C. Richards          48       Senior  Vice  President  of  Operations  for Sooner  Pipe and          1997
                                 Supply Corporation. Trustee, Holland Hall School.

James A. Robinson       69       Self-employed   in  investment  and  management  of  personal          1993
                                 financial holdings and in ranching business.

L. Francis Rooney, III  44       Chairman of the Board and Chief Executive Officer,  Manhattan          1995
                                 Construction Company

Wayne D. Stone          48       Chairman,  President  and Chief  Executive  Officer,  Bank of          Nominee
                                 Arkansas, NA; formerly President, Bank of Oklahoma,  Oklahoma
                                 City.

David J. Tippeconnic    58       President,   Chief  Executive  Officer  and  Director,  CITGO          Nominee
                                 Petroleum   Corporation;    Director,    American   Petroleum
                                 Institute,   St.  Francis  Health  Systems,   Boy  Scouts  of
                                 American and Southdown, Inc.

Tom E. Turner           58       Chairman and Chief Executive Officer, Bank of Texas, NA.               Nominee

Robert L. Zemanek       48       President,  Energy  Delivery,  Central & South West Services;          1994
                                 previous,  President,  Chief Executive  Officer and Director,
                                 Public   Service   Company  of  Oklahoma   (electric   public
                                 utility);     Executive     Vice     President    and    Vice
                                 President-Corporate   Services,  Public  Service  Company  of
                                 Oklahoma;  Director,  Central and  Southwest  Services,  Inc.
                                 (holding company),  Ash Creek Mining Company,  and University of Tulsa.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of March 1, 1998, the Company had 21,930,457 shares of Common Stock, $0.00006 par value, issued and outstanding. George B. Kaiser is the only shareholder known by BOK Financial to be the beneficial owner of more than five percent (5%) of its outstanding Common Stock. The following table sets forth, as of March 1, 1998, the beneficial ownership of Common Stock of BOK Financial, by each director and nominee, the chief executive officer (Mr. Lybarger) and the four other executive officers named in the Summary Compensation Table appearing at page 12 below, and, as a group, all of such persons and other executive officers not named in the table.

Name of Beneficial Owner      Amount and Nature of
                             Beneficial Ownership(1)        Percent of Class(2)
------------------------     -----------------------        -------------------
W. Wayne Allen                           1,616                       *

Keith E. Bailey                       172,432(3)                     *

James E. Barnes                          1,155                       *

Sharon J. Bell                         34,951(4)                     *

Glenn A. Cox                             2,981                       *

Nancy J. Davies                         849(5)                       *

Robert H. Donaldson                       504                        *

William E. Durrett                     60,098(6)                     *

James O. Goodwin                         1,077                       *

V. Burns Hargis                        1,137(7)                      *

Eugene A. Harris                       29,590(8)                     *

E. Carey Joullian, IV                  2,105(9)                      *

George B. Kaiser                    19,455,889(10)                 78.3%

Robert J. LaFortune                     83,108                       *

Philip C. Lauinger, Jr.                  1,208                       *

David R. Lopez                            568                        *

Stanley A. Lybarger                 80,298(11)(12)                   *

John L. Massey                            500                        *

Frank A. McPherson                        947                        *

Steven E. Moore                           -0-                        *

J. Larry Nichols                          148                        *

Robert L. Parker, Sr.                  4,309(13)                     *

James W. Pielsticker                      690                        *

E. C. Richards                            148                        *

James A. Robinson                     276,226(14)                  1.3%

L. Francis Rooney, III                335,821(15)                  1.5%

Norman W. Smith                       24,264(16)                     *

Wayne D. Stone                         8,606(17)                     *

David J. Tippeconnic                      -0-                        *

Tom E. Turner                             500                        *

James A. White                        43,882(18)                     *

Charles D. Williamson                 14,650(19)                     *

Robert L. Zemanek                        1,072                       *


All directors, nominees and
executive officers as a group         20,641,329                   82.8%
(33 persons including the above)

*Less than one percent (1%)

(1) Except as otherwise indicated, all shares are beneficially owned and the sole investment and voting power is held by the person named.

(2) All percentages are rounded to the nearest tenth, and are based upon the number of shares outstanding as of the date set forth above. For purposes of computing the percentage of the outstanding shares owned by the persons described in the table, any shares such persons are deemed to own by having a right to acquire such shares by exercise of an option are included, but shares acquirable by other persons by the exercise of stock options are not included.

(3) Includes 171,305 shares owned by The Williams Companies Foundation, Inc., a non-profit foundation of which Mr. Bailey is a director and officer.

(4) Includes 1,170 shares owned by spouse. Also includes (i) 7,723 shares owned by the J. A. Chapman and Leta M. Chapman Trust (1949), of which Ms. Bell is individual trustee, and (ii) 8,933 shares owned by the Leta McFarlin Chapman Memorial Trust (1974), of which Ms. Bell is co-trustee.

(5)      Includes 109 shares indirectly owned by Nancy J.Davies Revocable Trust.

(6) Includes 55,864 shares indirectly owned by American Fidelity Assurance Company, 471 shares indirectly owned by Cameron Properties, 85 shares indirectly owned by CEALP, and 661 shares indirectly owned by CAMCO.

(7) Excludes options to purchase 10,000 shares granted pursuant to the 1997 Awards under the BOKF 1997 Stock Option Plan.

(8) Includes options to purchase 4,967 shares and excludes options to purchase 3,313 shares of BOKF Common Stock under the BOKF 1992 Stock Option Plan; includes options to purchase 4,967 shares and excludes options to purchase 4,969 shares of BOKF Common Stock under the BOKF 1993 Stock Option Plan; includes options to purchase 4,683 shares and excludes options to purchase 6,244 shares of BOKF Common Stock granted pursuant to 1994 Awards under the BOKF 1994 Stock Option Plan; includes options to purchase 2,273 shares and excludes options to purchase 5,684 shares granted pursuant to 1995 Awards under the BOKF 1994 Stock Option Plan; includes options to purchase 1,364 shares and excludes options to purchase 8,184 shares granted pursuant to the 1996 Awards under the BOKF 1994 Stock Option Plan; excludes options to purchase 9,270 shares granted pursuant to 1997 Awards under the BOKF 1997 Stock Option Plan.

(9)      Includes 1,123 shares owned by Joullian & Co., L.C.

(10) Mr. Kaiser's address is P. O. Box 21468, Tulsa, OK 74121-1468. Includes 2,894,094 shares which Mr. Kaiser may acquire through conversion of 249,490,880 shares of BOK Financial Series A Preferred Stock. Shares of Series A Preferred Stock may be converted to Common Stock at any time at the option of the holder, at a ratio of 1.16 shares of Common Stock for each 100 shares of Series A Preferred Stock. Appropriate adjustments in the conversion ratios are made in the event of a subdivision (by stock split, stock dividend, recapitalization or otherwise) or combination (by reverse stock split or otherwise) of the Common Stock. The conversion ratio gives effect to the 1 for 100 reverse stock split of Common Stock effected December 17, 1991 and the November 18, 1993, November 17, 1994, November 27, 1995, November 27, 1996, and November 19, 1997 BOKF 3% Common Stock Dividends payable by the issuance of BOKF Common Stock.

(11) Includes 6,297 shares indirectly owned by Mr. Lybarger as Custodian for two minor daughters under the Uniform Gifts to Minors Act. Mr. Lybarger disclaims ownership of these 6,297 shares.

(12) Includes options to purchase 9,936 shares and excludes options to purchase 6,625 shares, of BOKF Common Stock under the BOKF 1992 Stock Option Plan; includes options to purchase 9,936 shares and excludes options to purchase 9,937 shares of BOKF Common Stock under the BOKF 1993 Stock Option Plan; includes options to purchase 11,708 shares and excludes options to purchase 15,611 shares of BOKF Common Stock granted pursuant to 1994 Awards under the BOKF 1994 Stock Option Plan; includes options to purchase 7,578 shares and excludes options to purchase 18,945 shares granted pursuant to the 1995 Awards under the BOKF 1994 Stock Option Plan; includes options to purchase 3,790 shares and excludes options to purchase 22,733 shares granted pursuant to the 1996 Awards under the BOKF 1994 Stock Option Plan; excludes options to purchase 25,750 shares granted pursuant to the 1997 Awards under the BOKF 1997 Stock Option Plan.

(13) Includes 3,166 shares indirectly owned by Mr. Parker as Co-Trustee for the Robert L. Parker Trust dated February 10, 1967.

(14) Includes (i) 26,550 shares by self as Trustee for the James A. Robinson Trust, dated July 19, 1983; (ii) 3 shares by self as Custodian for Timothy James Robinson under the Uniform Transfers to Minors Act; (iii) 3,132 shares by self as Trustee for the James A. Robinson Education Trust A; (iv) 5,838 shares by self as Trustee for the James A. Robinson Education Trust B; (v) 381 shares by self as Trustee for the Robinson Foundation; (vi) 87,376 shares by spouse, Betty L. Robinson (Beneficial Ownership is hereby Disclaimed); 148,310 shares by self as Trustee for Robinson Children UA 6/7/91, and 530 shares by self as Trustee for Maurice A. Robinson Education Trust.

(15) Includes 89,599 shares owned by Rooney Brothers Company and 220 shares held in L.F. Rooney IRA.

(16) Includes options to purchase 3,312 shares and excludes options to purchase 3,313 shares of BOKF Common Stock under the BOKF 1992 Stock Option Plan; includes options to purchase 4,967 shares and excludes options to purchase 4,969 shares of BOKF Common Stock under the BOKF 1993 Stock Option Plan; includes options to purchase 4,683 shares and excludes options to purchase 6,244 shares of BOKF Common Stock granted pursuant to 1994 Awards under the BOKF 1994 Stock Option Plan; includes options to purchase 2,728 shares and excludes options to purchase 6,820 shares granted pursuant to 1995 Awards under the BOKF 1994 Stock Option Plan; includes options to purchase 1,667 shares and excludes options to purchase 10,003 shares granted pursuant to the 1996 Awards under the BOKF 1994 Stock

         Option Plan; excludes options to purchase 11,330 shares granted pursuant to the 1997 Awards under the BOKF 1997 Stock Option Plan.

(17) Includes options to purchase 496 shares and excludes options to purchase 994 shares of BOKF Common Stock under the BOKF 1992 Stock Option Plan; includes options to purchase 497 shares and excludes options to purchase 1,491 shares of BOKF Common Stock under the BOKF 1993 Stock Option Plan; includes options to purchase 1,015 shares and excludes options to purchase 4,059 shares of BOKF Common Stock granted pursuant to 1994 Awards under the BOKF 1994 Stock Option Plan; includes options to purchase 1,213 shares and excludes options to purchase 6,062 shares granted pursuant to 1995 Awards under the BOKF 1994 Stock Option Plan; includes options to purchase 1,288 shares and excludes options to purchase 7,730 shares granted pursuant to the 1996 Awards under the BOKF 1994 Stock Option Plan; excludes options to purchase 8,755 shares granted pursuant to the 1997 Awards under the BOKF 1997 Stock Option Plan. Includes 2,416 shares held in Mr. Stone's IRA.

(18) Includes options to purchase 3,477 shares and excludes options to purchase 2,319 shares of BOKF Common Stock under the BOKF 1992 stock Option Plan; includes options to purchase 4,967 shares and excludes options to purchase 4,969 shares of BOKF Common Stock under 1993 Stock Option Plan; includes options to purchase 4,683 shares and excludes options to purchase 6,244 shares of BOKF Common Stock granted pursuant to 1994 Awards under the BOKF 1994 Stock Option Plan; includes options to purchase 2,425 shares and excludes options to purchase 6,062 shares granted pursuant to 1995 Awards under the BOKF 1994 Stock Option Plan; includes options to purchase 1,440 shares and excludes options to purchase 8,639 shares granted pursuant to the 1996 Awards under the BOKF 1994 Stock Option Plan; excludes options to purchase 9,785 shares granted pursuant to the 1997 Awards under the BOKF 1997 Stock Option Plan; includes 2,953 shares which Mr. White may acquire through conversion of 254,560 shares of BOK Financial Series A Preferred Stock.

(19) Includes options to purchase 3,726 shares and excludes options to purchase 2,485 shares of BOKF Common Stock under the BOKF 1992 Stock Option Plan; includes options to purchase 3,726 shares and excludes options to purchase 3,727 shares of BOKF Common Stock under the BOKF 1993 Stock Option Plan; includes 2,341 shares and excludes 3,123 shares of BOKF Common Stock granted pursuant to 1994 Awards under the BOKF 1994 Stock Option Plan; includes options to purchase 909 shares and excludes options to purchase 2,274 shares granted pursuant to 1995 Awards under the BOKF 1994 Stock Option Plan; includes options to purchase 378 shares and excludes options to purchase 2,274 shares granted pursuant to the 1996 Awards under the BOKF 1994 Stock Option Plan; excludes options to purchase 2,833 shares granted pursuant to the 1997 Awards under the BOKF 1997 Stock Option Plan; includes 920 shares held in the BOk 401(k) Thrift.

Committees; Meetings

         During 1997, the Board of Directors of BOK Financial had a standing Risk Oversight and Audit Committee comprised solely of outside directors. The Committee is responsible for recommending the selection of independent auditors and supervising internal auditors. The

Committee also reviews the results of internal and independent audits and reviews accounting principles and practices. The Committee was responsible for fulfilling the trust audit requirements established by 12 CFR Section 9.9. The Committee consisted of Ms. Davies and Messrs. Lauinger, Lopez and McPherson (Chairman). The Committee met eight (8) times during 1997. The Risk Oversight & Audit Committee intends to meet at least five (5) times in 1998.

         The Board of Directors of BOK Financial does not have a standing nominating committee or compensation committee. The Board of Directors will consider recommendations of shareholders for director nominees, but there is no established procedure for such recommendations.

         The entire Board of Directors of BOK Financial met four (4) times during 1997. The entire Board of Directors of BOk met eleven (11) times during 1997. All directors of BOK Financial attended 75% of the aggregate of all meetings of the boards of directors and committees on which they served, except Messrs. Barnes, Nichols, Richards and Rooney, who were unable to attend 75% of the meetings due to business conflicts.

Compensation of Directors

         All non-officer directors of BOK Financial or BOk receive a retainer of $7,500 per year, payable quarterly in arrears in BOK Financial Common Stock in accordance with the BOKF Directors Stock Compensation Plan, whether serving on one or more of the boards of directors. All non-officer directors also are paid $250 for each board of directors or committee meeting attended, and no such fees for meetings not attended.

Executive Officers

         Certain information concerning the executive officers of BOK Financial, BOk, Bank of Arkansas, NA, and Bank of Texas, NA is set forth below:

          Charles F. Ball, Jr., age 53, is President and Chief Operating Officer of the BOK Financial subsidiary, Bank of Texas, NA. Mr. Ball became employed with Bank of Texas in April, 1997. Prior to joining Bank of Texas, Mr. Ball served as President of Comerica Securities, Inc. where he had been employed since 1991.

          Paul M. Elvir, age 57, is Executive Vice President and Manager of the BOk Operations and Technology Division. Mr. Elvir began working for BOk in July, 1997. Previously, Mr. Elvir was President of Liberty Payments Services, Inc. ("LPSI"), a subsidiary of Banc One Services Corporation. Prior to serving as President of LPSI, Mr. Elvir served as an Executive Vice President of Banc One Services Corporation.

          Mark W. Funke, age 42, President, BOk Oklahoma City and Commercial Banking Manager, Oklahoma City. Mr. Funke has been with BOk for 14 years.

          Eugene A. Harris, age 55, is a director and Executive Vice President of BOk, Chief Credit Officer and Manager of the Credit Administration Division. Mr. Harris has been with BOk for 17 years.

          V. Burns Hargis age 52, is Vice Chairman, BOk. Mr. Hargis joined BOk in November, 1997. Previously Mr. Hargis was an attorney with the law firm of McAfee & Taft (Oklahoma City, Oklahoma).

          H. James Holloman, age 46, is Executive President of BOk and Manager of the Trust Division. Mr. Holloman has been with BOk for 12 years.

          George B. Kaiser, age 55, is Chairman of the Board of Directors of both BOK Financial and BOk.

          David L. Laughlin, age 45, Senior Vice President, Manager, BOk Mortgage Division. Mr. Laughlin has been with BOk for 12 years.

          Stanley A. Lybarger, age 48, is a director and President and Chief Executive Officer of both BOK Financial and BOk. Mr. Lybarger has been with BOk for 24 years.

          Norman W. Smith, age 51, is Executive Vice President of BOk and Manager of the Consumer Banking Division. Mr. Smith has been with BOk for six years. Previously, Mr. Smith was Senior Vice President, Retail Banking, AMERITRUST Company, Cleveland, Ohio.

          William E. Stahnke, age 51, is Vice Chairman of Bank of Texas, NA. Mr. Stahnke had served as President of First Texas Bank, Dallas, Texas since 1987, which merged with Bank of Texas, NA. First Texas, NA was acquired by BOK Financial on March 4, 1997.

          Wayne D. Stone, age 48, Chairman, President and Chief Executive Officer of Bank of Arkansas, NA and Executive Vice President of BOk. Mr. Stone has been with BOk since 1992. Mr. Stone was previously President and Chief Executive Officer of Founders Bank and Trust Company, Oklahoma City.

          Tom E. Turner, age 58, is Chairman, and Chief Executive Officer of Bank of Texas, NA. Mr. Turner had previously served as Chairman and Chief Executive Officer of First National Bank of Park Cities, Dallas, Texas, which BOK Financial acquired on February 12, 1997. Mr. Turner had been the Chief Executive Officer of FNB Park Cities since 1984.

          James A. White, age 54, is a director of BOk and is Executive Vice President, Chief Financial Officer and Treasurer of BOK Financial and BOk. Mr. White became Chief Financial Officer of BOK Financial and BOk in 1992.

          Charles D. Williamson, age 51, is Executive Vice President of Capital Markets of BOk. Mr. Williamson has been with BOk for five years.
     Previously,  Mr.  Williamson  was  Manager of  Investment  Division,  First
     Interstate Bank of Arizona; and Manager of Investment Division, First Interstate Bank of Oklahoma.

     All executive officers serve at the pleasure of the Board of Directors. Messrs. Hargis, Lybarger, Turner and Stahnke have employment agreements which are discussed below on pages 14 and 15.

                             EXECUTIVE COMPENSATION

         The following table sets forth summary information concerning the compensation of those persons who were, at December 31, 1997, (i) the Chief Executive Officer and (ii) the four other most highly compensated executive officers of the Company. These five officers are hereafter referred to collectively as the "Named Executive Officers."

                                               Summary Compensation Table(1)
                                                                                             Long Term
                                                   Annual Compensation                       Awards(2)
                                        -------------------------------------------   ---------------------------
   Name and                                                          Other Annual     Options/      All Other
Principal Position             Year     Salary ($)      Bonus ($)   Compensation ($)  SARs(#)  Compensation($)(3)
------------------             ----     ----------      ---------   ----------------  -------  ------------------
Stanley A. Lybarger           1997      $325,000        76,000        140,834         25,750         15,558
President & Chief             1996       300,000        60,000         40,662         25,000         15,000
Executive Officer of          1995       275,000        60,000            168         25,000         15,215
BOK Financial and BOk

Eugene A. Harris
Executive Vice                1997       186,500        40,000         54,346          9,270         18,400
President, Commercial         1996       179,250        28,000         20,518          9,000         16,730
Banking, BOk                  1995       174,000        25,000            168          7,500         14,390

Norman W. Smith
Executive Vice                1997       174,000        45,000         42,698         11,330         15,040
President, Consumer           1996       163,000        33,000         34,411         11,000         14,100
Banking, BOk                  1995       157,000        33,000            500          9,000         13,616

James A. White
Executive Vice                1997       174,000        40,000         48,385          9,785         16,640
President and Chief           1996       166,000        28,000          9,034          9,500         15,456
Financial Officer BOK         1995       160,000        25,000            168          8,000         13,613
Financial and BOk

Charles D. Williamson
Executive Vice-               1997       150,163        31,190        83,286(4)        2,833         15,040
President,                    1996       149,247        10,000        39,124(4)        2,500         13,717
Capital Markets, BOk          1995       146,500        30,000            168          3,000         11,866

(1) No Restricted Stock Awards or Long Term Incentive Plan payouts were made in 1995, 1996 or 1997 and therefore no columns are included for such items in the Summary Compensation Table.

(2) After giving effect to November 18, 1993, November 17, 1994, November 27, 1995, November 27, 1996 and November 19, 1997 3% BOKF Common Stock Dividends Payable in Kind in BOKF Common Stock.

(3) Amounts shown in this column are derived from the following: (i) Mr. Lybarger, $9,000, 1995; $9,000, 1996; $9,600, 1997 Company payment to the defined benefit plan ("DBP");  $6,215,  1995;  $6,000,  1996;  $5,958,  1997
    Company  matching  contributions  to 401(K)  Thrift Plan  ("DCP");  (ii) Mr.
    Harris,  $9,750,  1995; $11,250,  1996; $12,000,  1997 - DBP; $4,640,  1995;
    $5,480, 1996; $6,400, 1997 - DCP; (iii) Mr. Smith,  $10,958,  1995; $10,500,
    1996; $11,200,  1997 - DBP; $2,658,  1995; $3,600, 1996; $3,840, 1997 - DCP;
    and (iv) Mr. White,  $11,250,  1995;  $12,000,  1996;  $12,800,  1997 - DBP;
    $2,363,  1995;  $3,456,  1996;  $3,840,  1997 -DCP;  and (v) Mr.  Williamson
    $9,522,  1995;  $10,500,  1996; $11,200,  1997 - DBP; $2,344,  1995; $3,217,
    1996; $3,840, 1997 - DCP.

(4) Commission income,  $24,447;  Stock Option Exercise Income,  $14,677 - 1996;
    Commission Income,  $28,675;  Stock Option Exercise Income, $54,611 - 1997.

         The following table sets forth certain information concerning stock options granted to the Named Executive Officers during the 1997 fiscal year.


                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                    % of Total
                                    Options/SARs
                                    Granted to
                                     Employees  Exercise or           Grant Date
                       Options/SARs  in Fiscal   Base Price Expiration   Present
Name                  Granted (#)(1)   Year      ($/Sh)(1)    Date    Value $(3)
------------------   ------------  ----------- ----------- ----------  ---------
Stanley A. Lybarger     25,750       8.28%      38.59        (2)    $ 358,052.18

Eugene A. Harris         9,270       2.98%      38.59        (2)    $ 128,901.84

Norman W. Smith         11,330       3.64%      38.59        (2)    $ 157,543.48

James A. White           9,785       3.15%      38.59        (2)    $ 136,061.57

Charles D. Williamson    2,833        .91%      38.59        (2)    $  39,396.75


(1) Granted pursuant to 1997 Awards under BOKF 1994 Stock Option Plan. After giving effect to November 19, 1997 3% dividend on BOKF Common Stock payable in kind of BOKF Common Stock.

(2) One-seventh of the options granted pursuant to 1997 Awards under the BOKF 1994 Stock Option Plan vest and become exercisable on October 11 of each year, commencing October 11, 1998. Vested options are exercisable only during the three year period commencing on the vesting date.

(3) Present value at date of grant is based on the Black-Scholes Option Pricing Model adopted for use in valuing executive stock options based on the following assumptions: 20% volatility factor; $38.8125 underlying price; $38.59 option price; 5.0% risk free rate of return; and no dividends. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the value realized by the named executive will be at or near the value estimated by the Black-Scholes Model.

         The following table sets forth certain information concerning the exercise of stock options by the Named Executive Officers during fiscal 1997 and the 1997 fiscal year-end value of unexercised options.


                       AGGREGATED OPTION/SAR EXERCISES IN
                  LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
                                                                     Value of
                                                     Number of      Unexercised
                                                    Unexercised    In the Money
                                                   Options/SARs  Options/SARs at
                                                   at FY-End (#)   FY-End ($)(1)

                   Shares Acquired      Value      Exercisable/    Exercisable/
     Name          On Exercise (#) Realized ($)(1) Unexercisable   Unexercisable
------------------ --------------- --------------- -------------   -------------
Stanley A. Lybarger     6,623        $140,834.19   42,948/99,601   76,920/59,426

Eugene A. Harris        3,313          54,345.86   18,254/37,664   37,379/27,825

Norman W. Smith         3,312          42,697.71   17,357/42,679   26,145/28,121

James A. White          2,817          48,384.92   16,992/38,018   27,198/21,105

Charles D. Williamson   2,484          54,610.74   11,080/16,716   27,153/19,449

(1) Values are calculated by subtracting the exercise or base price from the fair market value of the stock as of the exercise date or fiscal year-end, as appropriate.

         An employment agreement is in effect between BOk and Mr. Lybarger. Generally, the agreement provides that Mr. Lybarger will continue to be employed in his present position and at his current rate of compensation. BOk may terminate the employment agreement and be liable for termination benefits not to exceed regular compensation and benefit coverage for twelve months (with termination benefits to be reduced by the amount of compensation received by Mr. Lybarger from other sources during the seventh through twelfth months after termination). In the event of a change of control of BOk, as defined in the employment agreement, then Mr. Lybarger has the option, for a period of six months after the change of control, to resign and receive the same termination benefits as described in the preceding sentence in the event of termination by BOk.

         An employment agreement is in effect between Bank of Texas, NA and Mr. Turner. Generally, the agreement provides that Mr. Turner will be employed Bank of Texas, NA for three years at his existing level of compensation and that, upon termination of the agreement, Mr. Turner will not compete with Bank of Texas, NA in the Dallas-Ft. Worth area for an additional two years during which Mr. Turner will be paid one-half his base salary.

         An employment agreement is in effect between Bank of Texas, NA and Mr. Stahnke. Generally, the agreement provides that Mr. Stahnke will be employed by Bank of Texas, NA for three years at his existing level of compensation and that, upon termination of the agreement, Mr. Stahnke will not compete with Bank of Texas, NA in the Dallas-Ft. Worth area for an additional two years during which Mr. Stahnke will be paid one-half his base salary.

         An employment agreement is in effect between BOK Financial and Mr. Hargis. Generally, the agreement provides that Mr. Hargis will be employed by BOK Financial in the position of Vice Chairman for five years. BOK Financial may terminate the agreement without cause subject to payment of the agreed annual compensation and benefits for the remaining contract term.


                        REPORT ON EXECUTIVE COMPENSATION

         The Company does not have a formally designated compensation committee. Compensation of the executive officers other than Mr. Lybarger has in practice been determined by Mr. Lybarger, the President and Chief Executive Officer, and Mr. Kaiser, the Chairman of the Board. Messrs. Kaiser and Lybarger are directors of the Company and are herein sometimes referred to collectively as the "Informal Compensation Committee." The Company has compensated its executive and other officers through a combination of annual salary, bonuses, pension plans and stock options designed to attract and retain quality management and reward long term performance of the Company.

         With respect to the 1997 fiscal year, the compensation paid executive officers was based on the evaluation by the Informal Compensation Committee of the performance of the Company and the performance of the individual officer (except that the evaluation of and compensation of Mr. Lybarger was determined solely by Mr. Kaiser). The cash and noncash compensation awarded the executive officers was based on the performance of the Company in meeting the corporate goals established for business development, expansion of market coverage, financial achievement and other areas. The responsibility of each executive officer for the various established corporate goals and the performance in meeting those goals were considered in establishing executive compensation.

         The foregoing report on executive compensation is made by Messrs. Kaiser and Lybarger.

Compensation Committee Interlocks and Insider Participation

         As stated above under "Report On Executive Compensation", the Company does not have a formally designated compensation committee and Messrs. Kaiser and Lybarger in practice determine compensation of the executive officers.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

         The BOKF Common Stock (with non-detachable rights to purchase fifteen additional BOKF Common shares at $0.054625 per share) was registered pursuant to the Securities Exchange Act of 1934 and listed for trading on NASDAQ on September 5, 1991. The BOKF shares traded with the rights attached through October 28, 1991. The BOKF shares traded ex-rights from and after the opening of trading on October 29, 1991. Set forth below is a line graph comparing the change in cumulative shareholder return on the Common Stock of BOK Financial against the cumulative total shareholder return of the NASDAQ Index, the NASDAQ Bank Index, and the KBW 50 Bank Index for the period commencing October 29, 1991 and ending December 31, 1997.


                  10/29/91   12-31-91  12-31-92  12-31-93  12-31-94  12-31-95  12-31-96    12-31-97
                  --------   --------  --------  --------  --------  --------  --------    ---------
BOKF               $100.00    $138.69   $229.37   $271.96   $226.36   $227.32   $324.20     $480.01

NASDQ Bank Stocks   100.00     107.33    156.22    178.16    177.51    264.36    349.02      589.63

KBW 50 Bank         100.00     100.74    128.37    135.48    128.57    205.92    291.29      425.84

NASDAQ (CRSP U.S.   100.00     110.23    128.29    147.27    143.96    203.59    250.41      307.29
Company)

* Graph assumes value of an investment in the Company's Common Stock for each index was $100 on October 29, 1991. A one for 100 reverse split was effected at the opening on December 17, 1991. The KBW 50 Bank index is the Keefe, Bruyette & Woods, Inc. index, which is available only for calendar quarter end periods. The October 29, 1991 KBW Index is extrapolated, based on the performance of the NASDAQ Bank Stocks Index, from September 30 to October 29. No dividends were paid on BOK Financial Common Stock except (i) on November 18, 1993, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of November 9, 1993 payable in kind by the issuance of BOK Financial Stock, (ii) on November 17, 1994, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of November 8, 1994 payable in kind by the issuance of BOK Financial Common Stock,
     (iii) on November 27, 1995, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of November 17, 1995 payable in kind by the issuance of BOK Financial Common Stock, (iv) on November 27, 1996, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of November 18, 1996 payable in kind by the issuance of BOK Financial Common Stock, and (v) on November 19, 1997, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of November 19, 1997, payable in kind by the issuance of BOK Financial Common Stock.

                                INSIDER REPORTING

         Except as noted below, all directors, officers and principal shareholders of the Company timely filed all reports required by Section 16(a) of the Securities Exchange Act of 1934 during 1997 and the subsequent period through the date of this Proxy Statement. In preparing this report, the Company has relied on forms and representations submitted to the Company, as permitted by the regulations of the United States Securities and Exchange Commission.

                              CERTAIN TRANSACTIONS

         Certain principal shareholders, directors of the Company and their associates were customers of and had loan transactions with BOK Financial or its subsidiaries during 1997. None of them currently outstanding are classified as nonaccrual, past due, restructured or potential problem loans. All such loans
(i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than normal risk of collectibility or present other unfavorable features at the time the loans were made.

         BOK Financial has purchased limited partnership interests in an Oklahoma limited partnership of which KFOC is the general partner. The limited partnership has acquired certain producing oil and gas properties from KFOC for an aggregate purchase price of approximately $55.2 million, with approximately ninety percent (90%) of the purchase price being financed on a non-recourse basis by KFOC over a period of years. BOK Financial owns 95% of the partnership until all acquisition debt is paid and 5% thereafter. During April 1991, BOk sold to Kaiser and related business entities certain loans, repossessed real estate and the rights to future recoveries on certain charge-offs. Recoveries collected by BOk and paid to Kaiser were $0.8 million, $3.3 million, $1.4 million, $2.4 million and $4.0 million for 1997, 1996, 1995, 1994, and 1993 respectively.  On March 4, 1997,  Kaiser Financial  Corporation (an affiliate of
Mr. Kaiser) purchased from BOK Financial at face value a $20 million Subordinated Debenture which was later repaid in 1997. BOk reimbursed Mr. Kaiser for certain legal expenses associated with an action in which both BOk and Mr. Kaiser were named defendants. BOk leases office space in office buildings owned by Mr. Kaiser and affiliates.

         All transactions described above between BOKF or a subsidiary and Kaiser or a related entity were approved in advance by a majority of the entire board of BOk (Mr. Kaiser not voting) after review by the Chief Financial Officer.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Ernst & Young LLP, independent public accountants, has been reappointed by the Board of Directors of the Company as independent auditors for the Company to examine and report on its financial statements for 1998. Ernst & Young LLP have been auditors of the accounts of the Company since its inception on October 24, 1990. Representatives of Ernst & Young LLP are expected to be present at the Shareholders' Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                            PROPOSALS OF SHAREHOLDERS

         The Board of Directors will consider proposals of shareholders intended to be presented for action at the Annual Meeting of Shareholders. According to the rules of the Securities and Exchange Commission, such proposals shall be included in the Company's Proxy Statement if they are received in a timely manner and if certain other requirements are met. For a shareholder proposal to be included in the Company's Proxy Statement relating to the 1999 Annual Shareholders' Meeting, a written proposal complying with the requirements established by the Securities and Exchange Commission must be received at the Company's principal executive offices, located at Bank of Oklahoma Tower, Tulsa, Oklahoma 74172, no later than December 11, 1998.

                                  OTHER MATTERS

         Management does not know of any matters to be presented for action at the meeting other than those listed in the Notice of Meeting and referred to herein. If any other matters properly come before the meeting, it is intended that the Proxy solicited hereby will be voted in accordance with the recommendations of the Board of Directors.

         COPIES OF THE ANNUAL REPORT ON FORM 10-K AND OTHER DISCLOSURE STATEMENTS FOR BOK FINANCIAL CORPORATION MAY BE OBTAINED WITHOUT CHARGE TO THE SHAREHOLDERS BY WRITING TO THE CHIEF FINANCIAL OFFICER, BOK FINANCIAL CORPORATION, P. O. BOX 2300, TULSA, OKLAHOMA 74192.